UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	47-1523659

(State or other jurisdiction	(Commission File	(I.R.S.Employer
of incorporation)	Number)	Identification No.)

3034 Owen Drive

Antioch, Tennessee 37013

(Address of principal executive offices, including Zip Code)

(800) 251-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2014, Symmetry Surgical Inc., Specialty Surgical Instrumentation, Inc. and Olsen Medical, LLC (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation, as Lender and Swingline Lender and as Agent (the “Agent”) for all Lenders from time to time party thereto (collectively, the “Lenders”).

The Credit Agreement provides for a Revolving Loan of up to $20,000,000, which is available for borrowing in multiple advances, subject to the conditions set forth in the Credit Agreement. The amount available for borrowing is subject to a borrowing base of (a) 85% of Eligible Accounts, plus (b) the lesser of:

(i)	50% of the book value of Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and
(ii)	85% of the book value of Eligible Inventory valued at the lower of cost or market, on a first-in, first-out basis, multiplied by the NOLV Factor as reflected in the most recent Inventory appraisal ordered by Agent.

Amounts outstanding under the Credit Agreement bear interest at a per annum rate equal to LIBOR plus 3.25%, or the Base Rate (which will generally be based on the prime rate as published by the Wall Street Journal from time to time) plus 2.25%, at the election of the Borrowers. The Borrowers may prepay the amounts outstanding under the Credit Agreement at any time and are required to prepay the loans with the net proceeds of certain asset sales, issuance of debt or equity, and certain casualty events. If the Borrowers terminate the Revolving Loan prior to maturity, a prepayment fee is payable. The fee is equal to 1% of the Revolving Loan Commitment during the first year of the Credit Agreement and ½% of such amount in the second year. After the second anniversary of the Credit Agreement, no prepayment fee is payable.

The Borrowers’ obligations under the Credit Agreement are guaranteed by Symmetry Surgical International, Inc., S.S.I.I. LP, LLC and Symmetry Medical SSI Real Estate LLC. The obligations under the Credit Agreement are secured by first priority security interests in all of the assets of the Borrowers and the Guarantors, and a pledge of the equity interests of the Borrowers’ subsidiaries.

The Revolving Loan will mature on December 5, 2019 and is secured by a first-priority perfected security interest in substantially all of the tangible and intangible assets of the Borrowers and the Guarantors, including a pledge of 100% of the equity interests of each domestic subsidiary.

The Credit Agreement includes customary covenants for facilities of this type, including limitations on indebtedness, liens, investments and acquisitions, loans and advances, mergers and consolidations, sales of assets, and dividends, stock repurchases and other restricted payments. In addition, the Credit Agreement requires that Borrowers maintain a minimum fixed charge coverage ratio of 1.25 to 1.00 tested at the close of each fiscal quarter, based on the preceding four fiscal quarters, and maintain at all times minimum liquidity (the sum of cash, cash equivalent and available borrowing capacity under the borrowing base) of $1,500,000, tested monthly.

The Credit Agreement also includes monthly, quarterly and annual financial reporting requirements and includes customary events of default, including but not limited to failure to pay any principal, interest, fees or other amounts when due, default under any covenant or any agreement in any loan document, cross-default with other debt agreements, bankruptcy and change of control.

The description of the Credit Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms and conditions of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 8.01 is hereby incorporated by reference into this Item 5.01.

Item 8.01	Other Events.

On December 4, 2014, at a special meeting of the stockholders of the Company, such stockholders voted to adopt the Agreement and Plan of Merger, dated as of August 4, 2014 (the “Merger Agreement”), by and among SMI, TecoStar Holdings, Inc., Tecomet Inc. (“Parent”), and TecoSym Inc. (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on December 5, 2014 Merger Sub was merged with and into SMI, with SMI continuing as the surviving corporation (the “Merger”).

In addition to, and in connection with the Merger, the Company entered into a Separation Agreement, dated as of August 4, 2014, between the Company and SMI. Subject to the terms and conditions contained in the Separation Agreement, prior to the consummation of the Merger SMI transferred all of the assets and liabilities of its Symmetry Surgical Business to the Company. The Company is now a separate publicly held company, trading under the symbol “SSRG” on The NASDAQ Global Market. Prior to the Merger and separation of the Symmetry Surgical Business, the Company was a wholly-owned subsidiary of SMI, with SMI as its sole stockholder.

At the effective time of the Merger, each share of common stock of SMI, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Merger, other than treasury shares, shares owned by any direct or indirect wholly-owned subsidiary of SMI or Parent, SMI restricted shares, and any shares held by stockholders who are entitled to and who have properly exercised appraisal rights under Delaware law, was canceled and was automatically converted into the right to receive (i) $7.50 in cash and (ii) one quarter (0.25) of a share of common stock of the Company, without interest and less any applicable withholding taxes. As a result of the Merger, SMI is now a wholly-owned subsidiary of Parent and the Company is now a separate, publicly held company.

Trading in shares of common stock of SMI on the New York Stock Exchange (“NYSE”) has been suspended as of December 5, 2014. As a result of the Merger, a Form 25 has been filed as of December 5, 2014, with the Securities and Exchange Commission (the “Commission”) to request the removal of the common stock of SMI from listing on NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SMI intends to file a Form 15 to suspend certain reporting obligations under the Exchange Act as soon as practicable.

Item 9.01	Financial Statements and Exhibits.

(d)	The exhibits incorporated herein by reference or filed as part of this report are set forth in the attached Exhibit Index.

Exhibit No.	Description
99.1	Press release announcing the closing of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Surgical Inc.
(Registrant)

Date: December 11, 2014	By:	/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the closing of the Merger